Schedule 10.4 (f)
to the Share Sale and Purchase Agreement
between Statoil ASA and Statpet AS
and Norsk Teekay AS
dated 15 December 2002

Navion Reorganisation

We refer to the Share Sale and Purchase Agreement (the “Agreement”) entered into on 15 December 2002 between Statoil ASA (“Statoil”) and Statpet AS (“Statpet”) on the one side and Norsk Teekay AS on the other side.

Words and expressions defined or used in the Agreement have the same meanings in this Schedule, unless the contrary is expressly stated or where those meanings would be clearly inconsistent in the relevant context.

We hereby certify that:

1.	The Navion Reorganisation has been implemented in accordance with Schedule 1.1 Navion Reorganisation.

2.	As at the Effective Date the Vessels were in the same physical condition as they were at the time of Norsk Teekay AS’ inspection, fair wear and tear excepted.

3.	As at the date hereof the Vessels are owned by Navion Offshore Loading AS or Navion Shipping AS, all of which are free and clear of Encumbrances, except for maritime liens incurred in the ordinary course of business.

[as at Closing] 2003

For and on behalf of
Statoil ASA and Statpet AS

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[name of authorised signatory]